Exhibit 1.1

PIEDMONT NATURAL GAS COMPANY, INC.

DEBT SECURITIES

UNDERWRITING AGREEMENT

July 29, 2013

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

U.S. Bancorp Investments, Inc.

            As Representatives of the several Underwriters

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH

                                     INCORPORATED

One Bryant Park

New York, New York 10036

and

U.S. BANCORP INVESTMENTS, INC.

214 N. Tryon Street

Charlotte, NC 28202

Ladies and Gentlemen:

Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $300,000,000 aggregate principal amount of the Company’s 4.65% Notes due 2043 (the “Senior Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Senior Notes.

The Senior Notes will be issued pursuant to an indenture, as supplemented (the “Base Indenture”), dated as of April 1, 1993 between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to Citibank, N.A.) as trustee (the “Trustee”). Certain terms of the Senior Notes will be established pursuant to a fifth supplemental indenture, dated as of August 1, 2013 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Senior Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Blanket Letter of Representations, dated December 19, 2003 between the Company and the Depositary.

If the firm or firms listed in Schedule A hereto include only the Representatives listed above, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-175386), including a prospectus, relating to the securities (the “Shelf Securities”), including the Senior Notes, to be issued from time to time by the Company. The registration statement as amended to the date of this Underwriting Agreement (the “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated July 7, 2011 is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Senior Notes in the form first used to confirm sales of the Senior Notes (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Time of Sale Prospectus” means the documents set forth in Schedule B hereto. “Broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. “Applicable Time” means 2:30 p.m. (Eastern time) on July 29, 2013. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the Applicable Time. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein after the Applicable Time.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Registration Statement is an automatic shelf-registration statement as defined in Rule 405 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus will not, as of the Applicable Time and, as then amended or supplemented by the Company, if applicable, will not, at the Closing Date (as defined in Section 2), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, as of the Applicable Time will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, at the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) herein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses identified in Schedule B hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company; the Base Indenture has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); the Supplemental Indenture, when duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(h) The Senior Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by the Enforceability Exceptions and entitled to the benefits of the Indenture.

(i) The Senior Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Senior Notes will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Senior Notes, except such as may be required by the securities or Blue Sky laws of the various states and as have been obtained from the North Carolina Utilities Commission in connection with the offer and sale of the Senior Notes.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Senior Notes or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) other than (i) costs or liabilities accurately described in all material respects in the Time of Sale Prospectus or (ii) costs or liabilities which would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) Except as set forth in Section 6(j) of the Underwriting Agreement dated January 29, 2013 among the Company, Morgan Stanley & Co. LLC and the underwriters listed on Schedule

II thereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Senior Notes registered pursuant to the Registration Statement.

(r) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement presents fairly the information called for. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Agreements to Sell and Purchase. (a) The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Senior Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Senior Notes set forth opposite their names on Schedule A, plus any additional principal amount of Senior Notes which such Underwriters may become obligated to purchase pursuant to Section 8 hereof, at a purchase price of 99.077% of the principal amount of the Senior Notes, payable on the Closing Date.

(b) Delivery of certificates for the Senior Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, NY 10166 (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m., New York City time, on August 1, 2013, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

(c) The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Time of Sale Prospectus and the Prospectus, their respective portions of the Senior Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Senior Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Senior Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Senior Notes to be purchased by an Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters through the facilities of the Depositary certificates for the Senior Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Senior Notes shall be definitive global certificates in book entry form for clearance through the Depositary. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

3. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Senior Notes on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 3(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Parker Poe Adams & Bernstein LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iii) The Indenture has been duly qualified under the Trust Indenture Act;

(iv) this Agreement has been duly authorized, executed and delivered by the Company;

(v) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions;

(vi) The Senior Notes have been duly authorized, executed and delivered by the Company and, assuming the due authentication thereof by the Trustee in accordance with the Indenture, have been issued in accordance with the terms of the Indenture, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by the Enforceability Exceptions and entitled to the benefit of the Indenture;

(vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Senior Notes will not contravene any provision of applicable law (other than with respect to state securities laws or Blue Sky laws of any jurisdiction) or the articles of incorporation or by-laws of the Company or any agreement or other instrument filed or referenced in exhibits to the Company’s Annual Report on Form 10-K for the year ended October 31, 2012 or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the North Carolina Utilities Commission in connection with the offer and sale of the Senior Notes;

(viii) the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Description of the Notes,” “U.S. Federal Income Tax Considerations” and “Description of Our Debt Securities,” (B) the Prospectus under the caption “Underwriting” and (C) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

(ix) the Company is not, and after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(x) (A) in the opinion of such counsel (1) the Company’s Annual Report on Form 10-K for the year ended October 31, 2012, Quarterly Reports on Form 10-Q for the periods ended January 31, 2013 and April 30, 2013, Current Reports on Form 8-K filed on November 14, 2012, February 4, 2013, February 25, 2013, March 8, 2013 and May 31, 2013 and Registration Statement on Form 8-B, which are incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and (B) in rendering such opinion, but without opining in connection therewith, such counsel shall also state that, based upon such counsel’s participation in conference with representatives of the Company regarding the Time of Sale Prospectus and the Prospectus, nothing has come to the attention of such counsel that causes such counsel to believe that (1) any part of the Registration Statement, when such part became effective, (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need not express any belief) on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the Applicable Time or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (4) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as amended or supplemented, if applicable, as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Underwriters shall have received on the Closing Date an opinion of Moore & Van Allen, outside counsel for the Company, dated the Closing Date, to the effect that any consent, approval, authorization or order of, or qualification with the North Carolina Utilities Commission required with respect to the performance by the Company of its obligations under this Agreement, the Indenture and the issuance and sale by the Company of the Senior Notes, in each case has been obtained.

(e) The Underwriters shall have received on the Closing Date an opinion of Judy Mayo, Deputy General Counsel and Assistant Corporate Secretary of the Company, dated the Closing Date, to the effect that such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(f) The Underwriters shall have received on the Closing Date, the favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, dated the Closing Date, with respect to the sale of the Senior Notes and other related matters as the Underwriters may require.

With respect to Section 3(c)(x) above, counsel for the Company may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of counsel for the Company described in Section 3(c), Section 3(d) and Section 3(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date that is three business days prior to the date of such letter.

4. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 4(f) or 4(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To prepare a final term sheet relating to the offering of the Senior Notes, containing only information that describes the final terms of the offering in a form consented to by the Representatives (the “Final Term Sheet”) and to file such Final Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act. For purposes of this Agreement, the Final Term Sheet is a “free writing prospectus” as set forth in Rule 405 under the Securities Act.

(d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object. The Underwriters shall be deemed to have previously agreed to the Final Term Sheet.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus (other than the Final Term Sheet) prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Senior Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Senior Notes as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Senior Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) The Company shall furnish such information as may be required and otherwise cooperate in qualifying the Senior Notes for offering and sale under the securities or Blue Sky laws of such states and other jurisdictions as you may reasonably designate and maintain such qualifications in effect so long as you may reasonably request for the distribution of the Senior Notes; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction or to subject the Company to taxation in excess of a normal amount (in the context of the offering, issuance and sale of the Senior Notes and the consummation of the transactions contemplated hereby) under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Senior Notes).

(i) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) To pay the required Commission filing fees relating to the Senior Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

(k) Whether or not the transactions contemplated in this Agreement or the Indenture are consummated or this Agreement or the Indenture is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and Indenture, including: (i) the fees, disbursements and expenses of the Company’s counsel and the

Company’s accountants in connection with the registration and delivery of the Senior Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Senior Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Senior Notes under state securities laws and all expenses in connection with the qualification of the Senior Notes for offer and sale under state securities laws as provided in Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Senior Notes by the Financial Industry Regulatory Authority, (v) the cost of printing certificates representing the Senior Notes, (vi) the costs and charges of the trustee and its counsel, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Senior Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and the Indenture, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 entitled “Indemnity and Contribution” and the last paragraph of Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

(l) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Senior Notes have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Senior Notes to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

5. Covenant of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus (other than the Final Term Sheet) prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

6. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information consists of the information described in subsection (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 6(a) from the Company to each of such Underwriter, each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of such Underwriter within the meaning of Rule 405 under the Securities Act, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto. The Company hereby acknowledges that the only information that the Underwriters have so furnished are the statements set forth in the third paragraph, the third sentence of the seventh paragraph and the eighth paragraph under the caption “Underwriting” in the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or admission of, fault, culpability or failure to act on behalf of such indemnified party.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Senior Notes or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Senior Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Senior Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate initial public offering price of the Senior Notes set forth in the Prospectus. The relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Senior Notes they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Senior Notes.

7. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Senior Notes on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

8. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Senior Notes that it has or they have agreed to purchase hereunder on such date, and the principal amount of Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate principal amount of Senior Notes set forth opposite their respective names in Schedule A bears to the aggregate principal amount of Senior Notes set forth opposite the names of all such non-defaulting Underwriters in Schedule A or in such other proportions as you may specify, to purchase the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Senior Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Senior Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Senior Notes and the aggregate principal amount of Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Senior Notes to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such principal amount of Senior Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

9. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Senior Notes.

(b) The Company acknowledges that in connection with the offering of the Senior Notes: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Senior Notes.

10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13. Notices. All communications hereunder shall be in writing and effective only upon receipt and shall be delivered, mailed or sent to the address set forth below by registered or certified mail, return receipt requested or by overnight courier:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Facsimile: 646 855-5958

Attention: High Grade Transaction Management/Legal

U.S. Bancorp Investments, Inc.

214 N. Tryon St.

EX-NC-WSTC

Charlotte, NC 28202

Facsimile: 877-733-3462

Attention: High Grade Syndicate

If to the Company:

Piedmont Natural Gas Company, Inc.

4720 Piedmont Row Drive

Charlotte, NC 28210

Attention: General Counsel

With a Copy to:

Piedmont Natural Gas Company, Inc.

4720 Piedmont Row Drive

Charlotte, NC 28210

Attention: Treasurer

Very truly yours,

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Karl W. Newlin
	Name:	Karl W. Newlin
	Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

U.S. Bancorp Investments, Inc.

Acting severally on behalf of themselves and the several

Underwriters named in Schedule A hereto.

By	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By	/s/ Brant Meleski
	Name:	Brant Meleski
	Title:	Managing Director

By	U.S. Bancorp Investments, Inc.

By	/s/ Brent Kreissl
	Name:	Brent Kreissl
	Title:	Vice President

SCHEDULE A

Underwriters	Aggregate Principal Amount of Senior Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$105,000,000
U.S. Bancorp Investments, Inc.	105,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	30,000,000
PNC Capital Markets LLC	30,000,000
RBC Capital Markets, LLC	30,000,000

Total	$300,000,000

A-1

SCHEDULE B

TIME OF SALE PROSPECTUS

1.	Preliminary Prospectus Supplement, dated July 29, 2013, relating to the Senior Notes.

2.	Final Term Sheet, dated July 29, 2013, relating to the Senior Notes.

B-1